Exhibit 99.1

3232 McKinney Avenue, Suite 400 | Dallas, TX 75204 | p. 800.419.3191 | f. 877.592.1357 | archipelagolearning.com

May 8, 2012

Press Release – Immediate Release

Archipelago Learning Announces Financial Results for First Quarter 2012

Invoiced Sales Up 1 Percent and Revenue Increased 11 Percent

20th Consecutive Quarter of Revenue Growth

Special Meeting of Stockholders Regarding Definitive Merger with PLATO Learning Scheduled for May 16, 2012

Dallas, TX – May 8, 2012 – Archipelago Learning (NASDAQ: ARCL), a leading, subscription-based, software-as-a-service (SaaS) provider of education products, today announced its financial results for the first quarter 2012.

First Quarter 2012 Highlights:

•	Revenue grew 10.9 percent to $19.2 million

•	Invoiced sales rose 1.0 percent to $15.6 million

•	Cash EBITDA of $3.4 million, up 0.8 percent

•	Diluted EPS of $0.02; Reflects $0.07 per share impact from charges associated with evaluating strategic alternatives

Tim McEwen, chairman, chief executive officer and president of Archipelago Learning, said, “We are pleased with our first quarter 2012 performance driven by solid invoiced sales in some of our key states. Pennsylvania, Georgia and California sales more than offset the continued softness we are experiencing in Texas and Ohio.”

Mr. McEwen went on to say, “We remain focused on being a leader in the digital transformation of K-12 education through our high-impact, low-cost suite of products and commitment to customers as the uncertain funding and budget environment continues. By entering into the definitive merger agreement with PLATO Learning on March 3, 2012, we believe Archipelago Learning will be even better positioned to serve educators, parents and students as they strive for learning excellence.”

Financial Summary Table (Table 1)

	Three months ended March 31,
($ in thousands, except EPS)	2012	2011	$ Change	% Change
Revenue	$19,185	$17,303	$1,882	10.9%
Invoiced sales	15,550	15,398	152	1.0
Royalties on invoiced sales	(246)	(111)	(135)	121.6
Operating costs(1)	(17,241)	(14,788)	(2,453)	16.6
Depreciation and amortization	1,610	1,479	131	8.9
Stock-based compensation(2)	638	1,286	(648)	(50.4)
Unusual, non-recurring charges(3)	3,080	100	2,980	NM

Cash EBITDA(4)	3,391	3,364	27	0.8

Net income	514	989	(475)	(48.0)
Diluted EPS	$0.02	$0.04	$(0.02)	(50.0)%

(1)	Operating costs are cost of revenue plus operating expenses.
(2)	Stock-based compensation includes non-cash compensation expense recorded in shares or options issued to our employees or directors.
(3)	Unusual, non-recurring charges include charges associated with evaluating strategic alternatives, restructuring charges, and investments and permitted acquisition expense.
(4)	Cash EBITDA is defined as invoiced sales less royalties, operating costs, excluding depreciation and amortization, stock-based compensation and unusual, non-recurring charges.

First Quarter 2012 Summary

Revenue for the first quarter 2012 was $19.2 million, an increase of $1.9 million, or 10.9 percent compared with the same period a year ago. For the first quarter 2012, invoiced sales were $15.6 million compared with $15.4 million for the first quarter 2011, an increase of 1 percent. The increases in revenue and invoiced sales were primarily due to higher new and existing average invoiced sales per unique customer.

Operating costs (operating expenses plus cost of revenue) for the first quarter 2012 were $17.2 million, compared with $14.8 million for the first quarter 2011. The increase was primarily due to costs associated with the exploration of strategic alternatives and was partially offset by cost savings realized from the closure of the EducationCity U.S. office.

Cash EBITDA for the first quarter ended March 31, 2012 rose 0.8 percent to $3.4 million, due to higher invoiced sales.

Provision for income tax was $262 thousand, or 33.8 percent of income before tax for the first quarter 2012. This compares with a tax rate of 27.8 percent for the first quarter 2011, which included an one-time tax benefit for a tax rate decrease in the U.K.

For the first quarter 2012, net income was $514 thousand compared with $989 thousand for the first quarter 2011, and diluted earnings per share (EPS) was $0.02, compared with $0.04 per share for the same period a year ago. Charges associated with evaluating strategic alternatives lowered net income by $2.0 million and EPS by $0.07 per share.

Definitive Merger Agreement Update

On March 5, 2012, Archipelago Learning announced that it entered into a definitive agreement on March 3, 2012 to be acquired by PLATO Learning for $11.10 per share. Stockholders of record as of April 11, 2012, should have received their meeting and voting materials, and are encouraged to vote prior to the Special Meeting of Stockholders, which is scheduled for May 16, 2012. If you were a stockholder on April 11, 2012 and have not received the meeting and voting materials or have any questions, please contact the investor relations department at christy.linn@archlearning.com or (800) 419-3191 extension 7125.

Conference Call and Quarterly Report

As a result of the announcement that Archipelago Learning has entered into a definitive agreement to be acquired by PLATO Learning, we will not hold an earnings conference call and webcast for the quarter. However, our quarterly report on Form 10-Q is expected to be filed with the SEC and be available on May 10, 2012.

About Archipelago Learning Inc.

Archipelago Learning (NASDAQ:ARCL) is a leading, subscription-based, software-as-a-service (SaaS) provider of education products used by over 14.6 million students in approximately 38,100 schools throughout the United States, Canada, and the United Kingdom. Our comprehensive digital supplemental product suite uses technology to transform education by making rigorous learning fun, engaging, accessible, and affordable. For more information, please visit us at www.archipelagolearning.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, but not limited to, statements about our future performance are considered forward-looking statements and reflect current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business as of May 8, 2012. This release also contains forward-looking statements regarding the proposed merger with PLATO Learning, Inc. (the “Transaction”). The words “anticipate,” “estimate,” “expect,” “objectives,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “likely,” “future,” and other words and terms of similar meaning are used to identify forward-looking statements. These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.

These statements are not guarantees of performance or results and are subject to known and unknown risks and uncertainties (some of which are beyond our control), which could cause actual results to vary materially from the forward-looking statements contained in this release. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could cause actual results to vary materially from those anticipated in such forward-looking statements. Certain risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”) and include, but are not limited to (i) risks associated with the pending Transaction, including, but not limited to: the ability of the parties to consummate the proposed Transaction in a timely manner or at all; the satisfaction of conditions precedent to consummation of the Transaction, including the ability to secure regulatory approvals and approval by Archipelago Learning’s stockholders; successful completion of anticipated financing arrangements; the possibility of litigation and the outcome of existing litigation (including litigation related to the Transaction itself); (ii) our customers’ reliance on, and the availability of, state, local and federal funding; (iii) competitive factors, including large publishers aggressively entering our markets and new competitors more easily entering our markets if national educational standards are adopted; (iv) legislation and regulation, including changes in or the repeal of legislation that mandates state educational standards and annual assessments; (v) difficulty in evaluating our current and future business prospects because of our recent rapid growth; (vi) web-based education failing to achieve widespread acceptance by students, parents, teachers, schools and other institutions; (vii) lower customer renewal rates or a decrease in sales for our Study Island products; (viii) decisions at district or state levels to use our competitors’ products rather than ours; (ix) seasonal fluctuations; (x) system or network disruptions and technology issues; (xi) delays in product development or product releases and the success of new product introductions; (xii) acquisition related risks; (xiii) intellectual property related risks; (xiv) our ability to retain key employees; (xv) risks related to our indebtedness; (xvi) legal risks; (xvii) risks related to global and U.S. economic conditions; and, (xviii) risks associated with the integration of EducationCity and Alloy Multimedia and the future performance of our EducationCity and ESL ReadingSmart products.

Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect new information, future developments or otherwise, except as may be required by law.

Additional Information About the Transaction and Where to Find It

In connection with the proposed Transaction and required stockholder approval, the Company has filed a proxy statement with the SEC on April 13, 2012. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ARCHIPELAGO LEARNING AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Archipelago Learning, Inc. with the SEC may be obtained free of charge by contacting Archipelago Learning’s Investor Relations Department (i) by mail to Archipelago Learning, 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, Attn: Investor Relations or (ii) by email to christy.linn@archlearning.com. Our filings with the SEC are also available on our website at www.archipelagolearning.com.

Participants in the Solicitation

Archipelago Learning and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Archipelago Learning’s stockholders in connection with the proposed Transaction. Information about Archipelago Learning’s directors and executive officers is set forth in Archipelago Learning’s proxy statement for its 2012 Special Meeting of Stockholders, which was filed with the SEC on April 13, 2012, its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 15, 2012 and as amended on April 30, 2012, and its Form 8-Ks filed with the SEC on January 11, 2012, March 18, 2011, and January 7, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Archipelago Learning by contacting Archipelago Learning’s Investor Relations Department (i) by mail to Archipelago Learning, 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, Attn: Investor Relations or (ii) by e-mail to christy.linn@archlearning.com. Information regarding the interests of participants in the solicitation of proxies in connection with the Transaction was included in the proxy statement that Archipelago Learning filed with the SEC on April 13, 2012.

Table 2

ARCHIPELAGO LEARNING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME – (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended			Three Months Ended
	March 31,		%	March 31,
	2012	2011	Change	2012	2011
				As a % of revenue
Revenue	$19,185	$17,303	10.9%	100.0%	100.0%
Cost of revenue	1,755	1,707	2.8	9.1	9.9

Gross profit	17,430	15,596	11.8	90.9	90.1
Operating expense:
Sales and marketing	6,214	5,921	4.9	32.4	34.2
Content development	1,729	1,707	1.3	9.0	9.9
General and administrative	7,543	5,453	38.3	39.3	31.5

Total	15,486	13,081	18.4	80.7	75.6

Operating income	1,944	2,515	(22.7)	10.1	14.5
Interest expense, net	1,070	1,094	2.2	5.6	6.3
Other income (expense)	(98)	(51)	(92.2)	(0.5)	(0.3)

Income before tax	776	1,370	43.4	4.0	7.9
Provision for income tax	262	381	(31.2)	1.4	2.2

Net income	$514	$989	(48.0)	2.7%	5.7%

Earnings per share:
Basic	$0.02	$0.04	(50.0)
Diluted	$0.02	$0.04	(50.0)
Weighted-average shares outstanding:
Basic	25,546,030	25,381,150
Diluted	25,646,960	25,629,288

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: invoiced sales, non-GAAP operating costs, and cash EBITDA. Because these financial measures are not recognized under GAAP, they should not be used as indicators of, or alternatives to, the corresponding GAAP financial measures of operating performance.

•

We recognize invoiced sales in the period in which the purchase order or other evidence of an arrangement is received and the invoice is issued, which may be at a different time than the commencement of the subscription. Under GAAP, revenue for invoiced sales is deferred and recognized ratably over the subscription term beginning on the commencement date of the applicable subscription. This difference between non-GAAP invoiced sales and revenue in a given period is equal to the change in the Company’s deferred revenue balance for that period, excluding acquired deferred revenue.

•	Non-GAAP operating costs are defined as cost of revenue plus operating expenses.

•

Cash EBITDA aligns with our management performance-based compensation metric, and is defined by invoiced sales less royalties, operating expenses and cost of revenue, excluding non-cash stock-based compensation, depreciation and amortization, and unusual, non-recurring charges.

•

Stock-based compensation is part of our strategy and is used to attract and retain key employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

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Depreciation and amortization is included in our operating expenses in accordance with GAAP. Depreciable assets include: computer equipment and software, furniture and fixtures, office equipment, and leasehold improvements. Amortization includes: customer relationships, technical development/program content, and non-compete agreements.

•

We exclude stock-based compensation and depreciation and amortization from our non-GAAP financial measures because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, and we believe that doing so facilitates comparisons to our historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

Reconciliation tables of GAAP to non-GAAP financial measures for invoiced sales, non-GAAP operating costs, and cash EBITDA are included in this release.

Management believes that these non-GAAP measures provide useful information to investors regarding certain financial and business trends relating to our financial condition and results of operations. Although management uses these non-GAAP financial measures to assess the operating performance of our business, they have significant limitations as an analytical tool because they may exclude certain material costs. For example, because cash EBITDA does not account for certain expenses, its utility as a measure of operating performance has material limitations. In addition, the definitions of non-GAAP financial measures may vary among companies and industries, and may not be comparable to other similarly titled measures used by other companies.

Table 3

ARCHIPELAGO LEARNING, INC.

RECONCILIATIONS OF NON-GAAP MEASURES – (UNAUDITED)

(in thousands)

	Three Months Ended
	March 31,
	2012	2011
Net Invoiced Sales:
New customers	$3,607	$4,251
Existing customers	11,820	11,002
Other sales	123	145

Total	15,550	15,398
Royalties on invoiced sales	(246)	(111)
Change in deferred revenue(5)	3,881	2,016

Revenue	$19,185	$17,303

(5)	Change in deferred revenue excludes the amount of deferred revenue assumed with the acquisitions of EducationCity and Alloy Multimedia and includes foreign exchange rate fluctuation impacts.

ARCL-F

Contact

Archipelago Learning Investor and Media Contact:

Christy Linn

Christy.Linn@archlearning.com

800-419-3191 x7125